EXHIBIT 4.8

                                                 FORM OF DEBENTURE

         THE SECURITIES REPRESENTED HEREBY OR THOSE INTO WHICH SUCH SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER (1) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR (2) ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT ("REGULATION S")) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO REGISTRATION UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.


                                         DATE:

DEBENTURE #                                                             U.S.$


               AMERICAN INTERNATIONAL PETROLEUM CORPORATION

SERIES G EIGHT PERCENT (8%) REDEEMABLE CONVERTIBLE
DEBENTURES DUE MARCH _____,1999


         THIS DEBENTURE is one of a duly authorized issue of debentures of American International Petroleum Corporation, a corporation duly organized and validly existing under the laws of the State of Nevada, United States of America (the "Company") designated as its Series G Eight Percent (8%) Redeemable Convertible Debentures Due March , 1999, in an aggregate principal face value for all Debentures in this Series G not to exceed One Million Five Hundred Thousand United States Dollars (US$1,500,000.00).

         FOR VALUE RECEIVED, the Company promises to pay to _________ ______________________________________, the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of
                     United States Dollars ($                              ) on
--------------------                         ------------------------------
March , 1999 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of eight percent (8%) per annum due and payable in quarterly installments in arrears, with the first such payment to be made on July 1, 1997. Accrual of interest, payable in cash, shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of that Offshore Securities Subscription Agreement dated as of March , 1997, between the Company and the Holder hereof (or its predecessor in interest) (the "Subscription Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal of and any and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the record Holder of this Debenture as of the tenth
(10th) day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted or withheld.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Fifty Thousand United States Dollars (US$50,000.00) and integral multiples thereof. The Debentures are exchangeable commencing forty-five (45) days from the date hereof for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but not of denominations of less than Fifty Thousand United States Dollars (US$50,000.00) without the Company's written consent. No service charge will be made for such registration or transfer or exchange.

         2. The Company shall be entitled to withhold from all payments of principal pursuant to this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States or to a U.S. Person only in compliance with the 1933 Act and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not his Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4 below, in addition to the requirements set forth in Section 4, is also required to give the Company: (i) written confirmation that it is not a U.S. Person and the Debenture is not being converted on behalf of a U.S. Person (such confirmation hereinafter referred to as the "Confirmation"), and (ii) an opinion of U.S. counsel reasonably acceptable to the Company to the effect that the Debenture and shares of common stock in the Company issuable upon conversion thereof have been registered under the 1933 Act or are exempt from such registration. In the event the Confirmation and an opinion of counsel is not provided, the Holder hereof will not be entitled to exercise the right to convert the Debenture pursuant to Section 4(a) below.

         4. (a) The Holder of this Debenture is entitled, at its option, at any time commencing forty-five (45) days after issue hereof, to convert the original principal face amount of this Debenture into shares of common stock in the Company, $0.08 par value per share (the "Common Stock"), at a conversion price (the "Conversion Price") for each share of Common Stock equal to seventy-five percent (75%) of the Market Price (as defined below) of the Common Stock. For the purposes of this Paragraph 4, the Market Price shall be the average closing bid price of the Common Stock for the five (5) business days immediately preceding the conversion date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such conversion shall be achieved by surrendering the Debenture to be converted with the form of conversion notice attached hereto as Exhibit I (a "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as herein provided) hereof, and accompanied by proper assignment hereof in blank. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. Accrued interest shall be payable in cash. The date on which notice of conversion is given shall be deemed to be either the date on which the Holder has delivered this Debenture, with the Notice of Conversion duly executed, to the Company, or, if earlier, the date set forth in such Notice of Conversion if the Debenture is received by the Company within five (5) business days thereafter.

         (b) Notwithstanding the provisions of Paragraph 4(a) above, the Company may redeem any or all of the Debentures after the issue hereof and at any time before receipt or within five (5) business days after receipt of a Notice of Conversion by paying to the Holder in cash the sum of one hundred twenty-five percent (125%) of the then outstanding principal balance of the Debenture (or portion thereof with respect to which the Notice of Conversion has been received, if applicable) to be converted plus accrued interest to such date, and shall be less any amounts required by law to be deducted or withheld. Such payment shall be made by delivering immediately available funds in United States Dollars by wire transfer to the Holder, or if no wiring instructions have been provided to the Company, by cashier's or certified check to the last address of Holder appearing on the Debenture Register. The wiring of such funds or the forwarding of such check shall constitute payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such wire transfer or check plus any amount required by law to be deducted or withheld. Such payment in redemption of the Debenture shall be made by the Company within five (5) business days of receipt by the Company of a Notice of Conversion from the Holder. Should the Company decide to redeem the Debenture as described in this Paragraph, the Company shall provide to the Holder a written statement by facsimile of its intention to redeem (a "Notice of Redemption") within one (1) business day after receipt of a Notice of Conversion as stated above, which Notice of Redemption shall be binding upon the Company. Should the Company not fulfill its obligation to pay the redemption price in a timely manner as herein stated, the Holder shall have the right at its option to adjust the Market Price(as defined in Paragraph 4(a) above) to reflect the average closing bid price for the five (5) business days immediately preceding the date the Holder again in writing demands conversion of the Debenture after the failed redemption by the Company. In addition, the Company shall proceed with conversion of the Debenture as stated herein and as if no Notice of Redemption had been sent by the Company.

         5. No provision of this Debenture shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to repay the principal amount of this Debenture at the time, place, rate, and in the coin currency, hereinabove stated. This Debenture and all other Debentures now or hereafter issued on similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in Section 6 below.

         6. (a) In the event the Company should at any time or from time to time, after the date of this Debenture, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (equal to at least ten percent (10%) or more of the Company's then issued and outstanding shares of Common Stock) or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

             (b) If the number of shares of Common Stock outstanding at any time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

         7. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Debenture, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company's Common Stock.

         8. Except as set out in Section 10 below, the Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         9. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

         10. If one or more of the following described "Events of Default" shall occur:

         (a) The Company shall default in the payment of principal or interest on this Debenture for a period of seven (7) days following its due date; or

         (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty; or

         (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture or the Subscription Agreement and such failure shall continue uncured for a period of seven
         (7) days after notice from the Holder of such failure; or

         (d) The Company shall either: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as the become due;
         (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

         (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company's consent and such appointment is not discharged within thirty (30) days after such appointment; or

         (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

         (g) Any money judgment, writ or warrant of attachment, or similar process in excess of Three Hundred Thousand United States Dollars (US$300,000.00) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

         (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or

         (i) The Company shall have its Common Stock delisted from the NASDAQ stock exchange (and not immediately relisted on another national securities exchange) or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within ten (10) business days; or

         (j) The Company shall have received a notice of default on the payment of any debt(s) aggregating in excess of Three Hundred Thousand United States Dollars (US$300,000.00) beyond any applicable grace period;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any note or other instrument contained to the contrary notwithstanding, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity.

         11. As set forth herein, the Company shall use all reasonable efforts to issue and deliver, within three (3) business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any party receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the Debenture Register, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled (the "Certificates"). The Company understands and agrees that a delay in the issuance of the Certificates beyond the Deadline could result in economic loss and other damages to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages (and not as a penalty) to the Holder for issuance and delivery of the Certificates after the Deadline, in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from the date of receipt by the Company of a notice of conversion and by the transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Debenture to be converted, all in accordance with the Debenture, Subscription Agreement and the requirements of the transfer agent)

         No. Business Days Late                               Liquidated Damages
                                                                   (in US$)

                  1                                                  $500
                  2                                                $1,000
                  3                                                $1,500
                  4                                                $2,000
                  5                                                $2,500
                  6                                                $3,000
                  7                                                $3,500
                  8                                                $4,000
                  9                                                $4,500
                  10                                               $5,000
                  11+                                              $5,000 + $5,000 for
                                                                                each Business Day
                                                                                Late    beyond 11 days

         The Company shall pay the Holder any liquidated damages incurred as called for under this Section 11 by certified or cashier's check upon the earlier of (i) issuance of the Certificates to the Holder or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Certificates to the Holder in accordance with the terms of the Debenture or for breach by the Company of the Subscription Agreement.

         12. This Debenture represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based thereon, or otherwise in respect hereof, against any incorporator, shareholder, officer, director, or agent of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         13. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment purposes and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise hereof except under circumstances which will not result in a violation of the 1933 Act, or any applicable state "blue sky" or other law relating to the sale of securities. Notwithstanding the foregoing, the Holder of this Debenture has no intention of offering, selling or otherwise disposing of this Debenture or the shares of Common Stock issuable upon exercise hereof in violation of the requirements of Regulation S.

         14. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         15. This Debenture and the Exhibit(s) attached hereto and the Subscription Agreement and the Exhibit(s) attached thereto constitute the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         16. This Debenture shall be governed by and construed in accordance with the laws of the state of New York.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.

                                    AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                    By: _______________________________________
                                        Denis J. Fitzpatrick, Vice President

                                          EXHIBIT I

                                    NOTICE OF CONVERSION


   (To Be Executed by the Registered Holder in Order to Convert the Debenture)


         The Undersigned hereby irrevocably elects to convert $ of the Eight
            Percent (8%) Convertible Debenture Due March , 1999,
No.            , into shares of Common Stock of American International Petroleum
Corporation, (the "Company") according to the terms and conditions set forth in such Debenture, as of the date written below.

         The Undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Exchange Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement (as defined in the said Debenture) are true.

Date of Conversion:*

Applicable Conversion Price: _________________________________

Holder (Print True Legal Name): ______________________________
--------------------------------------------------------------

(Signature of Duly Authorized Representative of Holder)

Address of Holder: _________________________________
                   =================================
                   ---------------------------------






* This original Notice of Conversion, along with the original Debenture, must be received by the Escrow Agent and the Company by the fifth business day following the Date of Conversion

                  FORM OF OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT


         THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of March , 1997 (the "Agreement"), is executed in reliance upon the exemption from registration provided by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Regulation S.

         This Agreement has been executed by the undersigned purchaser ("Purchaser") in connection with the private placement of Series G Eight Percent (8%) Redeemable Convertible Debentures of American International Petroleum Corporation, a Nevada Corporation, with its principal executive offices located at 444 Madison Avenue, Suite 3203, New York, New York USA 10022 (hereinafter "Seller"). Purchaser hereby represents and warrants to, and agrees with Seller that:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE 1933 ACT, AS AMENDED, OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE 1933 ACT. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S) UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SAID LAWS

and,

         THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR IN VIOLATION OF REGULATION S. INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         1. Agreement to Subscribe; Purchase Price.

                  (a) Subscription. Purchaser hereby subscribes for and agrees to purchase from Seller Series G Eight Percent (8%) Redeemable Convertible Debentures substantially in the form of the Debenture attached hereto as Exhibit A, in an aggregate principal face value for all Debentures in such Series G not to exceed One Million Five Hundred Thousand United States Dollars (US$1,500,000.00) (singly, a "Debenture" and collectively, the "Debentures"), at an aggregate purchase price as set forth in Paragraph 1(b) hereinafter.

                  (b) Purchase Price; Manner of Payment. The aggregate purchase price for the Debenture(s) purchased pursuant to this Agreement shall be ________________________ United States Dollars
         ($     ) (the "Purchase Price"), which shall be payable at the closing pursuant to Paragraph 1(c) hereinafter by delivering immediately available funds in United States Dollars, by wire transfer, to the designated depository for closing by delivery of securities versus payment.

                  (c) Closing. Subject to the satisfaction of the conditions set forth in Paragraphs 8 and 9 hereinafter, the closing of the transaction(s) contemplated by this Agreement shall occur on or before March 31, 1997, or such other date as is mutually agreed to in writing by Purchaser and Seller (the "Closing Date").

         2. Purchaser Representations, Warranties and Covenants; Access to Information.

         (a) Offshore Transaction. In connection with the purchase and sale of the Debentures, Purchaser represents and warrants to, and covenants and agrees with Seller as follows:

                  (i) Purchaser is a natural person or if not a natural person then Purchaser is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Regulation S) for the purpose of investing in Regulation S securities; and Purchaser is not otherwise a U.S. Person. Purchaser is not, and on the Closing Date will not be, an affiliate of Seller;

                  (ii) At the time the buy order was originated, Purchaser was outside the United States and is outside of the United States as of the date of execution and delivery of this Agreement;

                  (iii) No offer to purchase the Debentures or the common stock of Seller issuable upon conversion of the Debentures (the "Common Stock") (such Debentures and Common Stock to be referred to collectively as the

         "Securities"), was made by Purchaser in the United States;

                  (iv) Purchaser is purchasing the Securities for its own account and Purchaser is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

                  (v) All offers and sales of any of the Securities by Purchaser prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rules 903 and 904, if applicable, of Regulation S, or pursuant to registration of securities under the 1933 Act or pursuant to an available exemption from registration. In any event, none of the Securities have been nor will they be offered or sold by Purchaser to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of: (a) the date of closing of the offering of the Securities; or (b) the date of the first offer of the Securities to persons other than distributors (the "Restricted Period"), as certified by Purchaser to Seller; and thereafter only pursuant to a Registration Statement or an applicable exemption from registration of the Securities;

                  (vi) The transaction(s) contemplated by this Agreement (a) have not been and will not be pre-arranged by Purchaser with a buyer located in the United States or a purchaser which is a U.S. Person, and
         (b) are not and will not be a part of a plan or scheme by Purchaser, to evade the registration provisions of the 1933 Act;

                  (vii) Purchaser understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exclusions and the suitability of Purchaser and any buyer from Purchaser to acquire the Securities;

                  (viii) Purchaser shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period referred to in Subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Purchaser pursuant to Section
         (c)(2)(iv) of Rule 901 of Regulation S;

                  (ix) Purchaser has not conducted and shall not conduct any "directed selling efforts" as that phrase is defined in Rule 902(b) of Regulation S; nor has Purchaser conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere;

                  (x) This Agreement has been duly authorized, validly executed and delivered on behalf of Purchaser and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy and other laws affecting the enforcement of creditors' rights generally; Purchaser (and Purchaser's legal counsel) has examined this Agreement and is satisfied that this Agreement is in accordance with the requirements of Regulation S and is effective to accomplish the purposes set forth herein;

                  (xi) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Purchaser of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or any similar constitutive documents) of Purchaser or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Purchaser is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Purchaser or any of its properties or assets;

                  (xii) All invitations, offers and sales of or in respect of, any of the Securities, by Purchaser and any distribution by Purchaser of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory agency or stock exchange in any country or any political subdivision of any country except to the extent required for the filing of Form 10(b)17 with NASDAQ;

                  (xiii) Purchaser will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place, or to which such offer or sale is subject; or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever, or otherwise undertake or become obligated to do any act; and

                  (xiv) Neither Purchaser nor any of its affiliates has entered, has any intention of entering, nor will during the Restricted Period enter into any short position, put option, or other similar instrument or position or any other hedging activity with respect to any of the Securities or other securities of the same class as the Securities.

         (b) No Governmental Regulation or Approval. Purchaser understands that no Federal or State or foreign governmental agency has passed on or made any recommendation with respect to, or endorsement of, the Securities.

         (c) Current Public Information. Purchaser acknowledges that it and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

         (d) Purchaser's Sophistication. Purchaser acknowledges that the purchase of the Securities involves a high degree of risk, including the risk of the total loss of Purchaser's investment. Purchaser has such knowledge and experience in financial matters that it is capable of evaluating the merits and all of the risks involved with the purchase of the Securities.

         (e) Tax Status. Purchaser is not a "Ten Percent Shareholder" (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code) of Seller.

         3.       Representations, Warranties and Covenants of Seller.

         (a) Reporting Company Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on Seller and its subsidiaries taken as a whole. Seller is a "Reporting Issuer" as defined in Rule 902 of Regulation S. Seller has registered its common stock, $0.08 par value per share, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Common Stock is listed and trades on NASDAQ and Seller has not received any written or oral notice as to its continued eligibility for listing. Seller has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities (or for such shorter time period that Seller has been required to file such material, if Seller has been required to file same for less than twelve (12) months).

         (b) Current Public Information. Seller has furnished Purchaser with copies of its most recent reports, as the same may have been amended, filed under the 1934 Act as referred to above, and other publicly available documents and information requested by Purchaser, receipt of which is hereby acknowledged by Purchaser.

         (c) Offshore Transaction. Seller has not offered any of the Securities to any person in the United States, any identifiable group of U.S. citizens abroad, or to any U.S. Person, as that term is defined in Regulation
S. In addition,

                  (i) Seller and its agents reasonably believe that, at the time the buy order was originated, Purchaser was outside the United States and was not a U.S. Person, such belief based upon the representations of Purchaser;

                  (ii) Seller and its agents reasonably believe that the transaction has not been pre-arranged by Purchaser with a buyer in the United States, based upon the representations of Purchaser;

                  (iii) No offer to buy or sell the Securities was or will be made by Seller to any person in the United States or to any U.S. Person;

                  (iv) The sale of the Securities by Seller pursuant to this Agreement will be made in accordance with all of the provisions and requirements of Regulation S provided that the representations, warranties and covenants of Purchaser contained in this Agreement are true and correct; and

                  (v) The transactions contemplated by this Agreement: (A) have not been and will not be pre-arranged by Seller with a buyer located in the United States or a buyer which is a U.S. Person; and (B) are not and will not be part of a plan or scheme by Seller to evade the registration requirements of the 1933 Act.

         (d) No Directed Selling Efforts. With respect to the transactions contemplated by this Agreement, Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S, nor has Seller conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

         (e) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and with the terms of the Debentures for the consideration expressed herein and in the Debentures, will be duly and validly issued, fully paid and non-assessable. Issuance of the Common Stock upon conversion of the Debenture(s) in accordance with the terms of the Debenture(s), shall be duly and validly issued, fully paid, and non-assessable and will not subject the holder(s) thereof, if such person(s) are non-U.S. Persons, to personal liability by reason of being such holder(s). There are no preemptive rights of any shareholder of Seller.

         (f) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy and other laws affecting the enforcement of creditors' rights generally. Seller (and Seller's legal counsel, to the extent desired by Seller) has examined this Agreement and is satisfied that this Agreement is in accordance with the requirements of Regulation S and is effective to accomplish the purposes set forth herein.

         (g) Non-contravention. The execution and delivery of this Agreement, and the consummation of the issuance of the Securities and the transaction(s) contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or any similar constitutive documents) of Seller or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

         (h) Approvals. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities to persons who are non-U.S. Persons, as contemplated by this Agreement, other than as may be required by the NASDAQ Stock Market, Inc.

         (i) Litigation. Except as set forth in Exhibit 3(i), attached hereto and incorporated herein by this reference, there is no action, suit or proceeding by or before any court or governmental agency or body, domestic or foreign, now pending against Seller or any of its assets, or, to the knowledge of Seller, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of Seller, or which might materially and adversely affect the assets of Seller.

         (j) No Default. Seller has not received any notice of default with respect to its performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its properties or assets may be bound; and neither the execution nor the delivery by Seller, nor the performance by Seller of its obligations under this Agreement or the Debentures will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any properties or assets of Seller, any material indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it is bound or by any statute or the articles of incorporation or by-laws of Seller, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or its properties or assets.

         (k) SEC Filings. None of Seller's filings with the SEC since and including without limitation the filing of its latest Annual Report for Seller's most recent fiscal year contains any untrue statement of a material fact or omits to state any material fact required to be contained therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has since at least January 1, 1996, timely filed all requisite forms, reports and exhibits thereto with the SEC as the same have become due.

         (l) Full Disclosure. There is no fact known to Seller (other than general economic conditions known to the public generally) which has not been disclosed in writing to Purchaser that: (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of or in the earnings, business affairs, business prospects, properties or assets of Seller; or (ii) could reasonably be expected to materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

         (m) Continued Listing. Seller shall use its best efforts to continue to have its stock listed on the NASDAQ stock exchange.

         (n)      No Stop Transfer Instructions; Irrevocable Treasury Order;

Instructions to Transfer Agent. Except as otherwise expressly provided in Paragraph 5 below, Seller will not issue stop transfer instructions to its transfer agent with respect to, and will not place any restrictive legend of any kind on, the share certificates represented by the shares of Common Stock issuable upon the conversion of the Debenture(s). Seller hereby agrees to execute an irrevocable treasury order with respect to the Common Stock, the form of which is attached hereto as Exhibit B, and to deliver same to the closing agent for the transaction(s) contemplated hereby. Seller agrees to instruct its transfer agent to reserve on its books a sufficient number of shares of common stock of Seller to effectuate the transaction(s) contemplated hereby.

         (o) No Other Offerings Pursuant to Regulation S. Seller covenants that, upon completion of the full private placement as contemplated in this Agreement, Seller will not undertake another private placement pursuant to Regulation S for a minimum of sixty (60) days from the date of this Agreement, but in any event not before June 1, 1997.

         4. Exemption; Reliance on Representations. Purchaser understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Purchaser are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

         5.       Transfer Agent Instructions.

         (a) Debentures. Upon the conversion of a Debenture, the holder thereof shall submit such Debenture to Seller with a Notice of Conversion (as defined in Exhibit A attached hereto) and Seller shall immediately instruct Seller's transfer agent to issue one or more certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit A attached hereto. Seller shall act as Debenture registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

         (b) Common Stock to be Issued without Restrictive Legend. Upon the conversion of any Debenture by a person who certifies in its Notice of Conversion (as defined in Exhibit A attached hereto) that it is a non-U.S. Person, Seller shall instruct Seller's transfer agent to issue stock certificates WITHOUT ANY RESTRICTIVE LEGEND OF ANY KIND in the name of Purchaser or its nominee (which nominee shall not be a U.S. Person) or such other non-U.S. Persons as may be designated by Purchaser and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that, other than as specified in Paragraph 3(n) above, no instructions other than these instructions and instructions to impose a "stop transfer" order with respect to the said stock certificates until the end of the Restricted Period have been given or will be given to Seller's transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller. Nothing in this Paragraph 5, however, shall affect in any way Purchaser's or such nominee's obligations and agreements to comply with all applicable laws upon resale of the Securities.

         6. Registration. If upon conversion of the Debentures effected by Purchaser pursuant to the terms of this Agreement Seller fails to issue certificates for shares of Common Stock issuable upon such conversion (the "Underlying Shares") to Purchaser bearing no restrictive legend for any reason other than Seller's reasonable, good faith belief that the representations and warranties made by Purchaser in this Agreement or the Notice of Conversion (which is defined in and a part of Exhibit A) were untrue when made, or if the restricted period under Regulation S is extended, then Seller shall be required, at the request of Purchaser and at Seller's expense, to effect the registration of the Underlying Shares under the 1933 Act and all relevant "blue sky" laws as promptly as is practicable. Seller and Purchaser shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. Seller shall file a registration statement within fifteen (15) days of Purchaser's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and in any event within sixty (60) days from the initial filing thereof. Such best efforts shall include, without limitation, promptly responding to all comments received from the SEC and providing Purchaser's counsel with a contemporaneous copy of all written correspondence with the SEC. Once declared effective by the SEC, Seller shall cause such registration statement to remain effective until the earlier of: (i) the sale by Purchaser of all Underlying Shares registered; or (ii) one hundred twenty (120) days after the effective date of such registration statement. In the event Seller undertakes to file a registration statement on Form S-3 in connection with the Common Stock, upon the effectiveness of such registration, Purchaser shall have the option to sell the Underlying Shares pursuant thereto. The foregoing shall not in any way limit Purchaser's rights in connection with the Common Stock or the Underlying Shares pursuant to Regulation S or otherwise.

         7. Delivery Instructions. The Debentures being purchased pursuant to this Agreement shall be delivered to Purchaser at such time and place as shall be mutually agreed by Seller and Purchaser, subject to the requirements that the Debentures and the Underlying Shares may not be delivered to or for the benefit of a U.S. Person.

         8. Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Debentures is conditioned upon the following:

         (a) The receipt and acceptance by Purchaser of this Agreement as evidenced by Purchaser's execution of this Agreement; and

         (b) Delivery by Purchaser into the closing depository of the Purchase Price in immediately available funds as payment in full for the Debentures.

         9. Conditions to Purchaser's Obligation to Purchase. Purchaser's obligation to purchase the Debentures is conditioned upon the following:

         (a) The receipt and acceptance by Seller of this Agreement as evidenced by Seller's execution of this Agreement; and

         (b)      Delivery by Seller of the Debentures as described herein.

         10. Offering Materials. All offering materials and documents used in connection with offers and sales of the Securities prior to the expiration of the Restricted Period shall include statements to the effect that the Securities have not been registered under the 1933 Act or applicable state securities laws, and that neither Purchaser, nor any direct or indirect purchaser of the Securities from Purchaser, may directly or indirectly offer or sell the Securities in the United States or to U.S. Persons (other than to distributors) unless the Securities are registered under the 1933 Act and any applicable state securities laws, or unless an exemption from the registration requirements of the 1933 Act or any such state securities laws is available. Such statements shall appear (i) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities; (ii) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities; and (iii) in any advertisement made or issued by Seller, Purchaser, or any distributor, any of their respective affiliates, or any other person acting on behalf of any of the foregoing.

         11.      Miscellaneous.

         (a) Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the parties hereto, and neither party shall be liable for or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement between the parties related to the transactions contemplated by this Agreement is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this

Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (b) Purchaser is an independent contractor, and is not the agent of Seller. Purchaser is not authorized to bind Seller, or to make any representation or warranty on behalf of Seller.

         (c) Seller makes no representation or warranty with respect to Seller, its finances, assets, business prospects or otherwise, other than as contained herein. Purchaser will advise each buyer, if any, and potential buyer of the Securities, of the foregoing sentence, and that such buyer or potential buyer is relying on its own investigation with respect to all such matters, and that such buyer or potential buyer will be given access to any and all documentation and Seller personnel as it may reasonably request for such investigation.

         (d) All representations and warranties contained in this Agreement by Seller and Purchaser shall survive the closing of the transactions contemplated by this Agreement.

         (e) This Agreement shall be construed according to the internal laws of the state of New York. This Agreement may be executed in multiple counterparts, and the facsimile transmission of an executed counterpart to this Agreement by a party to the other party or to the closing agent shall be effective as an original.

         (f) Each party agrees to indemnify the other and hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney's fees) which the other party may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement, or of any other term or condition of this Agreement.

         (g) Except as reasonably required in order to effectuate the requirements and purposes hereof, and except as required by law, the parties shall keep permanently confidential the contents of this Agreement and all other agreements between themselves. With the exception of legal counsel and key operations personnel of the parties, and except as required by law, under no circumstances may either party permit this Agreement, or any copies thereof, to be viewed and/or retained by any third party.

         IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first hereinabove written.

                                             [SIGNATURE PAGE FOLLOWS]











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[SIGNATURE PAGE - OFFSHORE SECURITIES SUBSCRIPTION
AGREEMENT DATED MARCH     ,1997]



                          OFFICIAL SIGNATORY OF SELLER


                                    AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                                    By:_________________________________________
                                        Denis J. Fitzpatrick, Vice President



                                    OFFICIAL SIGNATORY OF PURCHASER


                                    Purchaser:
                                    By:
                                    Title:


                             (Print Name and Title)

                              Address of Purchaser:

                              ----------------------------------------------

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